Exhibit 99.1

Century Reports First Quarter 2010 Earnings

MONTEREY, CA. April 27, 2010 -- Century Aluminum Company (NASDAQ:CENX) today reported net income of $6.3 million ($0.06 per basic and diluted share) for the first quarter of 2010. Cost of sales for the quarter includes a $15.5 million net after-tax charge for the portion of power costs at Hawesville payable by the previous power supplier per the terms of the power agreement.

For the first quarter of 2009, Century reported a net loss of $114.6 million ($1.77 per basic and diluted share). These results were negatively impacted by a charge of $24.3 million ($0.38 per basic and diluted share) related to employee separation expenses, supplier payments and other costs resulting from production curtailments at the Ravenswood, WV and Hawesville, KY primary aluminum smelters.

Recent highlights included:

•	The Grundartangi smelter shipped at an annualized rate of approximately 276,000 metric tons during the quarter.
•	Nordural continued preparations for an anticipated restart of major construction activity on the Helguvik smelter project in 2010.
•	Nordural reached a tentative new five-year labor agreement for the Grundartangi smelter with its unions in Iceland.
•	The West Virginia state legislature enacted legislation which permits the Public Service Commission to set special electric power rates for specific types of customers.

Sales for the first quarter of 2010 were $285.4 million, compared with $224.6 million for the first quarter of 2009. Shipments of primary aluminum for the 2010 first quarter were 144,677 tonnes, compared with 165,488 tonnes shipped in the year-ago quarter.

"Overall, the market environment continued to exhibit signs of improvement during the early part of 2010," commented Logan W. Kruger, Century's president and chief executive officer.  "Industrial activity in developed economies increased at an encouraging pace, while China and other developing regions remained on an impressive growth trajectory.  Inventory levels, however, remain high and new capacity continues to increase production levels in certain key regions.  Against this backdrop, we are closely monitoring changes in financial markets and industry pricing dynamics, and the impact these factors could have on the amount of metal available to the market, regional premiums and the price of the commodity itself.

"Century had a positive quarter," continued Mr. Kruger.  "Our smelters in Kentucky and Iceland operated safely and efficiently.  The Company produced good cash flow, and we continue to build our financial strength. We are encouraged by the passage of legislation in West Virginia relating to electric power rates.  Although this development is a key factor in enabling the possible restart of the Ravenswood smelter at some point in time, significant work remains.  At our Helguvik project in Iceland, we continue to spend considerable effort on finalizing the conditions required for a restart of major construction activity and believe we should be able to achieve this objective later during the year."

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

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Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)	831-642-9364
Shelly Lair (investors)	831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended March 31,
	2010	2009
NET SALES:
Third-party customers	$192,932	$170,414
Related parties	92,457	54,173
	285,389	224,587

COST OF GOODS SOLD	251,413	296,948

GROSS PROFIT (LOSS)	33,976	(72,361)

OTHER OPERATING EXPENSES - NET	4,465	24,332
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,251	10,120

OPERATING INCOME (LOSS)	17,260	(106,813)

INTEREST EXPENSE – THIRD PARTY - Net	(6,297)	(7,318)
INTEREST INCOME – RELATED PARTIES	109	142
NET LOSS ON FORWARD CONTRACTS	(1,972)	(3,602)
OTHER INCOME (EXPENSE) – Net	408	(242)

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS (LOSSES) OF JOINT VENTURES	9,508	(117,833)

INCOME TAX (EXPENSE) BENEFIT	(4,281)	4,096

INCOME (LOSS) BEFORE EQUITY IN EARNINGS (LOSSES) OF JOINT VENTURES	5,227	(113,737)

EQUITY IN EARNINGS (LOSSES) OF JOINT VENTURES	1,105	(887)

NET INCOME (LOSS)	$6,332	$(114,624)

EARNINGS (LOSS) PER COMMON SHARE
Basic – Net Income (Loss)	$0.06	$(1.77)
Diluted – Net Income (Loss)	$0.06	$(1.77)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	92,550	64,608
Diluted	93,091	64,608

Net Income (Loss) Allocated to Common Shareholders	$5,808	$(114,624)

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash	$213,739	$198,234
Restricted cash	9,372	8,879
Accounts receivable – net	35,392	37,706
Due from affiliates	35,524	19,255
Inventories	140,670	131,473
Prepaid and other current assets	74,669	93,921
Total current assets	509,366	489,468
Property, plant and equipment – net	1,284,904	1,298,288
Due from affiliates – less current portion	8,968	5,859
Other assets	72,615	68,135
Total	$1,875,853	$1,861,750

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$74,993	$77,301
Due to affiliates	39,309	32,708
Accrued and other current liabilities	36,618	38,598
Accrued employee benefits costs – current portion	12,997	12,997
Convertible senior notes	43,786	43,239
Industrial revenue bonds	7,815	7,815
Total current liabilities	215,518	212,658

Senior notes payable	247,843	247,624
Accrued pension benefit costs – less current portion	44,072	43,281
Accrued post retirement benefits costs - less current portion	179,151	177,231
Other liabilities	26,824	31,604
Deferred taxes	85,933	81,622
Total noncurrent liabilities	583,823	581,362

Shareholders’ Equity:
Series A preferred stock (one cent part value, 5,000,000 shares authorized; 82,943 and 83,452 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 92,660,357 and 92,530,068 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	927	925
Additional paid-in capital	2,503,263	2,501,389
Accumulated other comprehensive loss	(73,696)	(74,270)
Accumulated deficit	(1,353,983)	(1,360,315)
Total shareholders’ equity	1,076,512	1,067,730
Total	$1,875,853	$1,861,750

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,332	$(114,624)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net loss on forward contracts	1,853	1,817
Unrealized gain on contractual receivable	(88)	-
Realized benefit of contractual receivable	15,368	-
Accrued and other plant curtailment costs – net	(2,272)	18,235
Debt discount amortization	766	1,990
Depreciation and amortization	15,778	20,845
Lower of cost or market inventory adjustment	57	2,271
Deferred income taxes	4,319	25,548
Pension and other post retirement benefits	3,666	4,112
Stock-based compensation	1,284	(90)
Undistributed (earnings) losses of joint ventures	(1,105)	887
Change in operating assets and liabilities:
Accounts receivable – net	2,314	26,342
Sale of short-term trading securities	-	13,686
Due from affiliates	(20,760)	26,904
Inventories	(9,254)	4,761
Prepaid and other current assets	3,692	74,187
Accounts payable, trade	(2,223)	(12,201)
Due to affiliates	6,601	(8,037)
Accrued and other current liabilities	1,423	(9,887)
Other – net	(6,093)	(2,010)
Net cash provided by operating activities	21,658	74,736

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(972)	(9,184)
Nordural expansion	(4,678)	(6,501)
Investments in and advances to joint ventures	(10)	-
Restricted and other cash deposits	(493)	-
Net cash used in investing activities	(6,153)	(15,685)

CASH FLOWS FROM FINANCIING ACTIVITIES:
Repayment under revolving credit facility	-	(25,000)
Issuance of common stock – net	-	104,041
Net cash provided by financing activities	-	79,041

NET INCREASE IN CASH	15,505	138,092

CASH, BEGINNING OF PERIOD	198,234	129,400

CASH, END OF PERIOD	$213,739	$267,492

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS – PRIMARY ALUMINUM

	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2010
1st Quarter	76,653	168,990	$1.04	68,024	149,968	$109,659
2009
1st Quarter	97,392	214,712	$0.72	68,096	150,126	$ 71,048

(1)	Does not include Toll shipments from Nordural Grundartangi